Exhibit 10.5

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Quote 20-1339-02 Squalamine Lactate Route Selection, Development and Demonstration

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Eurofins CDMO Alphora Inc. 2395 Speakman Drive, Suite 2001 Mississauga, ON, Canada, L5K 1B3

December 1, 2021

Irach Taraporewala, Ph.D., CEO EOM Pharmaceuticals, LLC

136 Summit Ave. Suite 100, Montvale, New Jersey, 07645, USA

Dear Dr. Taraporewala,

Thank you for your interest in Eurofins CDMO Alphora Inc. (‘Alphora’) and the opportunity to assist EOM Pharmaceuticals, LLC (‘Client’) with their route evaluation, process development and scale-up efforts for Squalamine Lactate for Phase II clinical trials.

Since 2003, we have supported a large number of API process, analytical development, scale-up and manufacturing programs from clinical trials through to commercialization. Our FDA and Health Canada inspected and approved facility is located in the Toronto area. As a Contract Development and Manufacturing Organization (CDMO), we have worked with many small and virtual biotech companies, focusing on niche/small scale API development and production. Our Process R&D, Solid State and Analytical teams include approximately 70 scientists who work together towards a successful upfront establishment of the synthetic process, understanding of physical API form and crystallization as well as implementation of appropriate analytical methodology and controls. We partner with our clients with the ultimate objective of helping them take their drug candidates to successful market launch. Additionally, we have internal CMC and Regulatory Specialists experienced in DMF preparation for submission to the FDA and other regulatory agencies.

In the cGMP plant facility, Alphora is currently operating at 20L to 500L scale (multiple reactor vessels) with a total of 6 cGMP suites. Our plant facility is dedicated to producing a number of APIs that are classified as SafeBridge 3 or lower. Furthermore, we are also planning a new plant facility, which will accommodate up to 2000L scale by year 2022.

Once again, we would like to thank you for your interest in working with Alphora. We look forward to the opportunity to assist EOM Pharmaceuticals with their development and scale-up efforts for Squalamine Lactate.

Upon execution of this Quote by EOM Pharmaceuticals, LLC, it becomes a Work Order between EOM Pharmaceuticals, LLC and Eurofins CDMO Alphora Inc.

If you have any questions, require further information, or wish to make changes to the scope of this proposal, please do not hesitate to contact us.

Best regards,

Aditya Dilip

Business Development Executive

Eurofins CDMO Alphora Inc.

Email: aditya.dilip@bpt.eurofinsca.com

Phone: +1 416-930-0418

cc: Cheryl Young

Vice President, Business Development and Project Management

F | +1-905-403.8744

www.eurofins.com/cdmo

Eurofins CDMO Alphora Inc.	Confidential	T | +1-905-403-0477

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

1. Executive Summary

EOM Pharmaceuticals has requested proposals to evaluate and develop a synthetic route to access Squalamine Lactate (12). The API is current prepared through a fermentation procedure and has not yet been synthesized in the laboratory by the Client at scale. Scheme 1 below presents literature synthetic routes that may be feasible for scale-up starting from either [****]. Key challenges for all potential literature routes is the use of a specific reagent which has a [****] which would require replacement to an alternative (potentially [****]) reagent with less explosive properties, column chromatography for intermediate isolation, use of cryogenic conditions and hazardous reagents (i.e. [****]). The focus of Alphora’s developmental program is to provide a safe, scalable and robust process, enhance throughput and provide consistent API quality.

Based on the available safety data, it is assumed that Squalamine Lactate, all process intermediates and starting material will be considered as SafeBridge Category 3, therefore not requiring any specialized containment isolators for project execution.

This proposal includes the following scope:

●	Evaluation of literature precedent for synthesis of Squalamine Lactate
●	Process development of one selected route of synthesis to Squalamine Lactate
●	Phase-appropriate analytical development
●	High-level non-binding estimates provided for cGMP preparation activities and scale-up

With the above considerations in mind, we are pleased to present our detailed quotation for these efforts:

[****]

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

[****]

Scheme 1. Literature Routes for Evaluation for Synthesis of Squalamine Lactate

2. Project Overview

The following proposal and estimated timing have been developed based on the information provided to date.

2.1 Budget

Table 1A: Budget Summary Proposal

Section	Estimated Budget ($USD)
3.1 Literature Route Evaluation and Demonstration	$138,700
3.2 R&D Process Development of Selected Synthetic Route	$338,900
3.3 Analytical Methods Development	$90,900
3.4 Project Support	$20,000
Total	$588,500

Table 1B: Non-Binding High-Level Budget Summary for cGMP Preparation and Scale-up

Section	Estimated Budget ($USD)
Squalamine Lactate API Reference Standard Qualification Qualification of [****] g of qualified reference standard QA reviewed certificate of analysis	$15,900 - $19,900
I.D. Standards Qualifications Based on 2 RSMs and 8 intermediates	$14,900 - $18,600
Analytical Method Qualifications Based on three methods qualified (Assay/Purity, Solvents and Chiral Purity)	$53,100 - $58,100
Abbreviated Forced Degradation Studies Includes impact of: pH, temperature, oxidation and light	$17,700 - $20,000

cGMP Scale-up Synthesis of Squalamine Lactate (ca. [****])

Based on execution in Alphora’s Kilo Lab facilities Assumes that the process is executed as [****] conversions

CoA, Executed Batch Records, BSE/TSE and Campaign Summary Report Raw materials are not included as the route of synthesis is unknown

$453,000 - $553,000
cGMP ICH API Stability Study (2-3 years) Testing at each timepoint to include: Description, Chemical Purity (including Impurities) and Water Content Summary data tables provided at each timepoint	$28,900 - $43,900
Total	$583,500 - $713,500

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

2.2 Key Deliverables

Section	Deliverable(s)
3.1 & 3.2	R&D Development Report

2.3 Timeline

Estimated project timelines are presented in Figure 1. We anticipate project initiation 3-4 weeks from receipt of PO/Quote approval and date of Kick-Off Meeting. During the Kick-Off Meeting, Project initiation, timeline and resource allocation will be discussed and aligned on between Eurofins CDMO Alphora Inc. and Client. In addition, based on the selected scope of the project, timelines will be revised and a detailed Gantt chart provided at project initiation. During the course of the program, any unforeseen technical challenges related to execution of project scope will be communicated to the Client in a timely manner and any changes to the timeline will be discussed between Eurofins CDMO Alphora Inc. and Client and adjusted accordingly.

Figure 1. Estimated Project Timing

2.4 API Proposed Release Specifications

Based on Client’s RFP, the following specifications will be targeted and will be revised if required based process capabilities, knowledge and data. Should further development be required to meet the target specifications, Alphora will discuss with the Client and provide a separate proposal covering the additional efforts.

Table 2. Client Proposed API Specifications

Test	Specification
Description	[****]
Identification (IR)	[****]
Identification (HPLC)	[****]
Purity (HPLC)	[****]
Counterion content - IC	Report only
Water content - KF	Report only, %w/w
Residual Solvents - GC	As per ICH
Elemental impurities - ICPMS	Report only, ppm
Residue on Ignition	Report only, %w/w
Crystallinity - PXRD	Report

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

3. Proposal Details

3.1 Literature Route Evaluation and Demonstration

Project Scope:

●	Route evaluation based on literature precedent for the synthesis of Squalamine Lactate. Alphora has assumed that 2 routes as outlined in Scheme 1 above will be evaluated for Section 3.1
●	Other routes of interest may be considered within this section at Client’s discretion
●	Demonstration of the selected route of ca. [****] scale prior to engaging in Section 3.2

○ The initial demonstration will be used to synthesize analytical markers for process development where required

●	The reactions, intermediate and final products will be analyzed by [****] with available methods. R&D analysts will perform the analytical testing.
●	Analytical support for route scouting, as required
●	Preparation of a route scouting report
●	This work is non-GMP

*Note: Additional routes can be evaluated and would be discussed with Client in advance of proceeding. Any additional resources would be quoted separately, if required.

On completion of the literature route evaluation, Alphora will assess the API quality and processing operations and will recommend which is assumed to have the greatest chance of success on scale-up. The strategy for the development and scope of Section 3.2 will be refined accordingly.

3.2 R&D Process Development of Selected Synthetic Route

Process development efforts are assumed to focus on ONE route of synthesis to Squalamine Lactate and would be based on discussion with Client and efforts outlined in Section 3.1. For the purposes of this proposal Alphora has assumed that the synthetic route will include 10 chemical conversions. Upon completion of Section 3.1, this proposal/section may require revision of the scope and resources required for process development.

Project Scope:

●	Process development trials executed at [****] scale ([****]), with general focus on:

○ Increasing throughput where possible
○ Eliminating laboratory-type processing operations (i.e. [****])
○ Evaluating alternative amines [****]
○ Eliminated cryogenic conditions throughout

●	Physicochemical characterization of Squalamine Lactate samples by [****]
●	Development of phase-appropriate in-process analytical controls, release testing specifications for one GMP Intermediate and Squalamine Lactate release in consultation with Client based on process capabilities, knowledge and data
●	Execution of the optimized synthetic process (R&D typical trials) at [****] as a final assessment of the process’ robustness and reproducibility in advance of any

○ Analytical testing to include: [****]

●	Analytical support for process development, as required
●	Preparation of an R&D development report
●	This work is non-GMP

Note: Should any of the development objectives outlined above not be achieved and/or significant process, safety, analytical testing challenges are observed during process development or typical trials execution (i.e. slow filtration, extended drying times, quality/solid-state characteristics of the API), it would be Alphora’s recommendation to address these challenges in advance of future scale-up batches. Any additional efforts would be discussed with the Client and quoted separately, if required.

*Note: Elemental impurities will be outsourced to qualified third-party analytical testing laboratories. The costs of these tests will be handled as a pass-through and invoiced separately to Client.

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

3.3 Analytical Methods Development

Analytical method development has assumed that the process will incorporate 3 Regulatory Starting Materials (RSMs), will require release of 1 GMP Intermediate and Final API testing. Should any of these assumptions change, Alphora will discuss with Client and revise the proposal as required.

Project Scope:

●	Development of methods and specifications to support the release of three RSMs including:

○ Description; identification by [****]
○ Any other relevant data to be taken from Supplier’s CoA

●	Development of methods to support the release of one GMP intermediate, including:

○ Description; Identification by [****]

●	Development of methods to support the release of Squalamine Lactate, including:

[****]

●	Development of suitable methods for in-process control to monitor reaction completion for all chemical conversions
●	This work is non-GMP

Note: Should any additional analytical development be required or further analytical testing be requested by Client or required based on process capabilities/development, additional scope will be required. Any additional efforts will be discussed with Client and quoted separately, if required.

*Note: Elemental Impurities and Residue on Ignition (ROI) will be outsourced to qualified third-party analytical testing laboratories. The costs of these tests will be handled as a pass-through and invoiced separately to Client.

3.4 Project Support

To ensure timely completion of the scope of this proposal, effective project management is essential. Alphora’s project management team ensures a proactive approach to managing all projects and includes:

●	Scheduling of regular project update conference calls
●	Preparation of project update call agendas and documents, preparation of meeting minutes and tracking action items (as required) to ensure timely completion
●	Coordinate and facilitate Client site visit as needed
●	Maintenance and development of project Gantts and tracking spreadsheets as needed
●	Proactive updates to project and timeline
●	Additional Client specific requirements

4. Reasonable Efforts

Eurofins CDMO Alphora Inc. has used the available information provided by the Client to determine scope of work for this proposal and will use all reasonable efforts with respect to meeting the goals/objectives as expeditiously as possible as described. In the event that unanticipated circumstances arise during execution of the proposed scope of work that interfere or pose significant challenges to achieve the objectives as quoted, Eurofins CDMO Alphora Inc. will discuss with Client a suitable path forward. Additional resources may be required and would be quoted separately.

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

5. Terms & Conditions

General

●	This proposal is based on the compound(s) of interest having known toxicological data that will correspond to Occupation Exposure Limit (OEL) >30ng/m3. Alphora reserves the right to have the compounds of interest independently evaluated for occupational health hazards. Alphora may apply a surcharge for hazardous materials requiring containment and/or special engineering controls.
●	It is recognized by both parties that at this phase of development there is no guarantee any particular experimental design or set of scale-up instructions will achieve the targeted Client proposed specifications/outcomes within the timelines proposed in this quote, and that Alphora’s commitment is ‘best effort-based.’ Alphora’s approach to specifications is initially based on Client technical package with specifications further established based on process capabilities, knowledge and data obtained at Alphora during the developmental stage.
●	Any OOS, OOT or repeat of analytical testing/investigation that is not due to instrument or analyst error and is attributed to inherent nature of the compound, process chemistry or unique formulation process, will be considered additional effort that will be billed separately to the Client.
●	Eurofins CDMO Alphora Inc. does not warrant replacement costs for any materials provided by the Client or sourced on their behalf, provided replacement is not necessitated due to action or inaction by Eurofins CDMO Alphora Inc.
●	At the time of this proposal, there exists volatility in the marketplace for chemicals (i.e., solvents). Lead times and prices are subject to change based on market availability
●	If any section(s) of this proposal are delayed/cancelled upon Client request within 30 days of being scheduled at Eurofins CDMO Alphora Inc., the Client will compensate Eurofins CDMO Alphora Inc. in full, for all efforts, resources, materials and expenses incurred up to delay/cancellation point including any suite occupancy that cannot be backfilled.
●	This quote is valid for 30 days.

Payment Structure

Proposal Payments

●	Eurofins CDMO Alphora Inc. has used its best efforts to estimate the costs of this project based on the information provided (Table 1). If any further resources are required, the Client will be notified for approval before the work commences.
●	All estimates provided herein and for any additional efforts are based on Alphora’s FTE (Full Time Equivalent) rate of 27,000 USD per month for R&D and Analytical Services, and 30,000 USD per month for Solid-State (SSRD).
●	The following payment plan applies for Table 1A. Alphora will invoice the Client for each payment due here under:

Section 3.1 (including Project Support)

■	Initial payment upon approval	50% payment
■	On completion of Literature Evaluation and demonstration	50% payment

Sections 3.2 & 3.3 (including Project Support)

■	Initial payment to begin development	50% payment
■	On completion of R&D process & analytical method development	50% payment

●	“Project Support” provided in Table 1A will be divided into 10,000 USD supporting Section 3.1, and 10,000 USD supporting Sections 3.2 and 3.3. Invoices will be raised accordingly.
●	Table 1B is presented as a non-binding high-level estimate for budgetary purposes. A firm proposal will be shared with the Client upon completion of activities in Table 1A.
●	Within three months, released API would be shipped out of Eurofins CDMO Alphora Inc.’s warehouse to single location as directed by the Client, storage costs will apply at a rate of $600/month after month three.
●	All applicable taxes extra.
●	All billings net 30 days.

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Pass-Through Costs

●	All External Third-Party Expenses, including unique raw materials, analytical columns and outsourced analyses are included based on Alphora’s best estimate for program execution in the table below and will be invoiced separately to Client as a pass-through cost once the item is procured.

Note: The actual costs may vary from the estimates provided and these are provided as high level only. A 15% handling fee will be added to all pass-through costs.

Material Procurement	Section	Estimated Budget ($USD)	Lead Time
	Support materials for R&D Development	$40,000	2-3 weeks
Eurofins CDMO Alphora Inc.	Analytical Columns	$10,000	2-3 weeks
	Outsourced Testing*	$15,000	3-4 weeks
	TOTAL	$65,000

*Note: Alphora outsourced testing includes: ROI, Heavy Metals by USP 232.

Shipments

●	All outgoing shipments are Ex Works (EXW) Eurofins CDMO Alphora Inc. premise
●	One GMP shipment preparation are included in this estimate
●	For budgetary purposes, a standard shipment fee will be applied to each shipment which will be charged to Client separately as pass-through based on the following:

Shipment Support - all shipments originating from Alphora
Non-GMP	$400 per shipment
GMP	$1,500 per shipment
Qualified Shipper Assembly and Data Logger	$500 per shipper

Alphora will provide support in preparing the shipment of project materials (Development (non- GMP) and cGMP material(s)) for the fixed fees stated above. The support fee provides the following Alphora services:

●	Single sampling and/or aliquoting
●	Preparation of documentation to support shipment (commercial or pro-forma invoice)
●	Shipment assembly
●	Tender shipment to selected carrier

●	The Client will notify Eurofins CDMO Alphora Inc. in writing in advance of shipping any samples or materials to support the program
●	All Client provided/procured materials are considered Delivery Duty Paid (DDP)
●	Brokerage Fees and Carrier Charges incurred by Alphora on behalf of Client procured materials, will be invoiced separately to the Client.

Confidential	Quote: 20-1339-02

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Customer Approval to Proceed

Reference: Eurofins CDMO Alphora Inc. Quotation 20-1339-02:

EOM Pharmaceuticals, LLC hereby approves for Eurofins CDMO Alphora Inc. to proceed with the following sections of this proposal, as per the terms of this proposal referenced herein:

Client Approval:

Section(s) of Proposal:
Signature:
Name:
Title:
Date:

Confidential	Quote: 20-1339-02
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